JPMORGAN MID CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade             Issue
7/31/03           Citadel Broadcasting Corp.


Shares      Price             Amount
11,000      $19.00            $209,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %         % of issue      JPMorgan Funds
            Funds
$1.14       N/A     	 0.05%		  0.68%


Broker
Goldman Sachs and Co.

Underwriters of Citadel Broadcasting Corp.

Underwriters          	              Number of Shares
Goldman Sachs                              6,270,000
Credit Suisse First Boston                 6,270,000
Deutsche Bank Securities Inc.              3,135,000
Merrill Lynch & Co., Inc.                  3,135,000
The Bear Stearns Companies Inc.              522,500
Citigroup Global Markets Inc.                522,500
J.P. Morgan Securities, Inc.                 522,500
Wachovia Corp.                               522,500
Allen & Company LLC                          275,000
Banc of America Corp.                        275,000
A.G. Edwards & Sons, Inc.                    275,000
Scotia Capital (USA) Inc.                    275,000
Total                                     22,000,000




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
12/17/03        Orbitz, Inc.


Shares         Price                Amount
47,000	       $26.00               $1,222,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
            Funds
$1.63        N/A  	0.39%		 2.92%

Broker Goldman Sachs and Co.

Underwriters of Orbit, Inc.

Underwriters            	       Number of Shares
Goldman Sachs                              6,029,100
Credit Suisse First Boston                 3,836,700
Legg Mason Wood Walker, Inc.                 548,100
Thomas Weisel Partners LLC  		     548,100
Allen & Company LLC                          304,500
Epoch Securities, Inc.                       304,500
Fidelity Capital Markets                     304,500
J.P. Morgan Securities, Inc.                 304,500

Total     			           12,180,000